Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated December 26, 2012, on the financial statements of Wally World Media, Inc. as of September 30, 2012, and for the period from May 17, 2012 (inception) to September 30, 2012 included herein on the registration statement of Wally World Media, Inc. on Form S-1/A (Amendment No.3) and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 29, 2013